                                                                  Exhibit 23.1




                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Magna Group, Inc. of our report dated January 17, 1996 included in the 1995 Annual Report to Stockholders of Magna Group, Inc.

We also consent to the incorporation by reference into each registration statement listed below of our report dated January 17, 1996 with respect to the consolidated financial statements of Magna Group, Inc. incorporated herein by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.

Form        Number
----        ------
S-8        33-59087     The Magna Group, Inc. Employee Stock Purchase Plan
S-3        33-88704     Magna Group, Inc. Dividend Reinvestment Plan and Stock
                          Purchase Plan
S-8         2-98250     Magna Group, Inc. Savings and Stock Investment Plan
S-8        33-61460     Magna Group, Inc. 1992 Long Term Performance Plan
S-8        33-61464     Magna Group, Inc. Directors' Stock Option Plan
S-8        33-24297     Magna Group, Inc. 1987 Stock Option Plan
S-8        33-47010     Landmark Bancshares Corporation 1982 Capital Accumulation
                          Plan and 1986 Nonqualified Stock Option Plan


St. Louis, Missouri                          /s/ Ernst & Young LLP
March 28, 1996